                                                                    EXHIBIT 3.30


                                                                      AUSTRALIAN
                                                                      SECURITIES
                                                                      COMMISSION


STEPHEN T. GORDON
*** TO BE COLLECTED ***



CERTIFICATE OF THE REGISTRATION OF A COMPANY

Corporations Law Paragraph 1274(2)(b)

This is to certify that

TOTAL ENERGY SYSTEMS LIMITED

Australian Company Number 010 876 150

is taken to be registered as a company under the Corporations Law of Queensland.

The company is limited by shares.

The company is a public company.

The day of commencement of registration is the sixth day of December 1988.


                                        Given under the seal of the
                                        Australian Securities Commission
                                        on this eighth day of December, 1994.


                                        ________________________________________
                                        A delegate of the Australian
                                        Securities Commission

                         "Companies (Queensland) Code"
                         -----------------------------

                          A Company Limited by Shares
                          ---------------------------

                           MEMORANDUM OF ASSOCIATION
                           -------------------------

                                      of

                         TOTAL ENERGY SYSTEMS LIMITED
                         ----------------------------

1.   The name of the Company is TOTAL ENERGY SYSTEMS LIMITED.

2.   The liability of the members is limited.

3. The share capital of the company is One Million Dollars ($1,000,000.00) divided into One million (1,000,000) ordinary shares of One Dollar ($1.00) each.

We, the several persons whose names and addresses are subscribed are desirous of being formed into a company pursuant to the Memorandum of Association and respectively agree to take the number of shares in the capital of the company set out opposite our respective names.

SUBSCRIBERS
-----------

                                                       NUMBER OF
NAME, ADDRESS AND                                      SHARES AGREED
OCCUPATION                         SIGNATURE           TO BE TAKEN

DENISON RESOURCES LIMITED          /s/ P. T. Collery   1 Share
3/rd/ Floor, Dalgety House
79 Eagle Street
BRISBANE
--------

ROBERT ALASTAIR CAMERON            /s/ R. A. Cameron   1 Share
13 Ashley Road
WEST CHERMSIDE
--------------
 Company Director

PETER THOMAS COLLERY               /s/ P. T. Collery   1 Share
100 Temple Street
COORPAROO
---------
Chartered Accountant

MICHAEL RAYMOND PURCELL            /s/ M. R. Purcell   1 Share
15/39 Stanton Road
MOSMAN
------
Company Director

 KEVIN JAMES HARMAN                /s/ K. J. Harman    1 Share
 Lester Close
 Singleton Heights
 SINGLETON
 ---------
 Company Director

Dated at Brisbane this 30/th/ day of November, 1988.

Witness to all the above signatures:

                                             /s/
                                             -----------------------------------
                                             Level 3
                                             Dalgety House
                                             79 Eagle Street
                                             BRISBANE 4000

                            ARTICLES OF ASSOCIATION


                                      of


                         TOTAL ENERGY SYSTEMS LIMITED
                             (A.C.N. 010 876 150)

                              adopted by special
                          resolution on 24 July, 1991

This is annexure of 61 pages marked "A" referred to in the Form 205 - Notification of Resolution signed by me and dated 22/8/91.
                                                  -------

/s/  Martin Ross Norman
-----------------------
MARTIN ROSS NORMAN

                             BLAKE DAWSON WALDROW
                                  Solicitors
                           Level 39 Riverside Centre
                               123 Eagle Street
                               BRISBANE QLD 4000
                                   AUSTRALIA

                            Tel:  (61) (7) 834 0834
                            Fax:  (61) (7) 832 2276
                                 Ref:  KSP/BHG
                                 AUST3680-005

                               TABLE OF CONTENTS

CLAUSE                                                       PAGE
1.   PRELIMINARY.............................................   1
     1.1  Definitions........................................   1
     1.2  Interpretation.....................................   3
     1.3  Headings and Parts of Speech.......................   4
     1.4  Exclusion of Table A...............................   4

2.   SHARES..................................................   4
     2.1  Control of Board...................................   4
     2.2  Preference and Redeemable Preference Shares........   5
     2.3  Variation of Rights................................   5
     2.4  Certificates of Title..............................   6
     2.5  Certificate for Joint Holders......................   6
     2.6  Recognition of Trusts..............................   6
     2.7  A and B Class Shares...............................   6
     2.8  Pro-Rata Issues....................................   7

3.   CALLS ON SHARES.........................................   7
     3.1  Calls made by Board................................   7
     3.2  Terms of Call......................................   7
     3.3  Time of Call.......................................   7
     3.4  Payment of Call....................................   7
     3.5  Joint Holders' Liability...........................   8
     3.6  Differences in Terms of Issue......................   8
     3.7  Fixed Payments.....................................   8
     3.8  Payment of Money Due...............................   8
     3.9  Waiver of Interest or Expenses.....................   8
     3.10 Proof of Call......................................   8
     3.11 Prepayment of Calls................................   9
     3.12 Remedies for Unpaid Call...........................   9

4.   F0RFEITURE OF SHARES....................................   9
     4.1  Forfeiture Notice..................................   9
     4.2  Forfeiture.........................................  10
     4.3  Forfeiture includes Unpaid Dividends...............  10
     4.4  Notice of Forfeiture...............................  10
     4.5  Forfeited Shares are Company property..............  10
     4.6  Cancellation of Forfeiture.........................  10
     4.7  Surrender as Forfeiture............................  10
     4.8  Effect of Forfeiture...............................  11
     4.9  Board May Waive....................................  11
     4.10 Evidence of Forfeiture.............................  11
     4.11 Transfer of Forfeited Shares.......................  11
     4.12 Application of Proceeds............................  11
     4.13 Title of Transferee................................  11

5.   LIEN....................................................  12
     5.1  Lien for Calls.....................................  12
     5.2  Lien for Members' Debts............................  12
     5.3  Extent of Lien.....................................  12
     5.4  Waiver by Board....................................  12

CLAUSE                                                        PAGE
     5.5   Sale under Lien...................................   12
     5.6   Lien on Company payments..........................   13

6.   ALTERATION OF CAPITAL...................................   13
     6.1   Alteration of Capital.............................   13
     6.2   Additional Rights.................................   14
     6.3   Reduction of Capital..............................   14

7.   TRANSFER OF SHARES......................................   14
     7.1   Instrument of Transfer............................   14
     7.2   Proper Instrument.................................   14
     7.3   Transferor remains Member.........................   15
     7.4   Restriction on Transfer...........................   15
     7.5   Retention of Instruments..........................   15
     7.6   Powers of Attorney................................   15

8.   TRANSMISSION OF SHARES..................................   16
     8.1   Transmission Generally............................   16
     8.2   Joint Holders' Transmission.......................   16

9.   GENERAL MEETINGS........................................   17
     9.1   Annual General Meeting............................   17
     9.2   Convening of General Meeting......................   17
     9.3   Requisition of Meeting............................   17
     9.4   Notice of Meeting.................................   17
     9.5   Omission to give Notice...........................   18
     9.6   Mode of Meeting...................................   18
     9.7   Adjournment of Meetings...........................   18
     9.8   Business at Adjourned Meeting.....................   18
     9.9   Notice of Adjourned Meeting.......................   18
     9.10  Cancellation or Postponement of Keating...........   19

10.  PROCEEDINGS AT GENERAL MEETINGS.........................   19
     10.1  Representation of Members.........................   19
     10.2  Quorum............................................   19
     10.3  Failure of Quorum.................................   19
     10.4  Chairman..........................................   20
     10.5  Chairman Absent...................................   20
     10.6  Responsibilities of Chairman......................   20
     10.7  Method of Voting..................................   20
     10.8  Demand for Poll...................................   20
     10.9  No Poll on Chairman...............................   21
     10.10 Effect on Demand for Poll.........................   21
     10.11 Votes on Show of Hands............................   21
     10.12 Conduct of Poll...................................   21
     10.13 Resolutions determined by Majority................   22
     10.14 No Casting Vote of Chairman.......................   22
     10.15 Circular Resolutions..............................   22
     10.16 Several Documents Suffice.........................   22

11.  ENTITLEMENTS TO ATTEND AND VOTE.........................   23
     11.1  Entitlement to Notice and to Attend...............   23

CLAUSE                                                        PAGE
     11.2  Entitlement to Vote................................  23
     11.3  Vote of Member of Unsound Mind.....................  23
     11.4  Vote of Transmittee................................  23
     11.5  Joint Holders' Votes...............................  24
     11.6  Appointment of Proxy...............................  24
     11.7  Effect of the Appointment..........................  24
     11.8  Proxy must vote as directed........................  24
     11.9  Corporate Representatives..........................  25
     11.10 Deposit of Instruments.............................  25
     11.11 Multiple Appointments..............................  25
     11.12 Presence of Member.................................  26
     11.13 Ruling an Entitlements and Votes...................  26

12.  DIRECTORS................................................  26
     12.1  Number of Directors................................  26
     12.2  Continuing Directors...............................  26
     12.3  Appointment of Directors...........................  26
     12.4  Removal of Directors...............................  27
     12.5  Casual Vacancy.....................................  27
     12.6  Qualification of Directors.........................  27
     12.7  Vacation of Office.................................  27
     12.8  Less than Minimum Number of Directors..............  28
     12.9  Additional Directors...............................  28

13.  DIRECTORS' REMUNERATION..................................  28
     13.1  Remuneration of Non-Executive Directors............  28
     13.2  Additional Remuneration for Extra Services.........  28
     13.3  Expenses of Directors..............................  28

14.  DIRECTORS' DUTIES AND INTERESTS..........................  29
     14.1  Definition of Extraneous Interest..................  29
     14.2  Scope of Directors' Duties.........................  29
     14.3  Transactions Not Vitiated..........................  30
     14.4  No Liability for Extraneous Interest...............  30
     14.5  Declaration of Interests...........................  30
     14.6  Manner of Declarations.............................  30
     14.7  Recording of Declarations..........................  30
     14.8  Director may hold Office of Company................  30
     14.9  Interested Director may Vote and be
           counted in Quorum..................................  31
     14.10 Execution of instruments...........................  31

15.  ALTERNATE DIRECTORS......................................  31
     15.1  Power to Appoint Alternate Director................  31
     15.2  Method of Appointment..............................  31
     15.3  Termination of Appointment.........................  31
     15.4  Entitlements of Alternate Director.................  32

16.  MANAGING DIRECTORS.......................................  32
     16.1  Appointment of Managing Directors..................  32
     16.2  Termination of Appointment of Managing Director....  32
     16.3  Retirement and Removal of Managing Director........  32

CLAUSE                                                        PAGE
     16.4  Remuneration of Managing Director..................  33
     16.5  Powers of Executive Director.......................  33

17.  POWERS OF THE BOARD......................................  33
     17.1  Powers Generally...................................  33
     17.2  Appointment of Attorney............................  33
     17.3  Power of Attorney Contents.........................  34
     17.4  Disposal of Main Undertaking.......................  34

18.  PROCEEDINGS OF THE BOARD.................................  34
     18.1  Mode of Meeting....................................  34
     18.2  Quorum.............................................  34
     18.3  Notice of Meeting..................................  34
     18.4  Place of Meeting...................................  35
     18.5  Period of Notice...................................  35
     18.6  Convening of Board Meeting.........................  35
     18.7  Appointment of Chairman............................  35
     18.8  Chairman of Board Meetings.........................  35
     18.9  Majority Decisions.................................  35
     18.10 Votes of Directors.................................  36
     18.11 Exercise of Powers by Board........................  36
     18.12 Delegation to Committee............................  36
     18.13 Committee Powers and Meetings......................  36
     18.14 Written Resolution of Directors....................  37
     18.15 Several Documents Suffice..........................  37
     18.16 Validity of Acts Of Directors......................  38

19.  SECRETARY................................................  38
     19.1  Appointment of Secretary...........................  38

20.  COMPANY ADMINISTRATION...................................  38
     20.1  Minutes to be Made.................................  38
     20.2  Minutes to be entered..............................  39
     20.3  Signature of minutes...............................  39
     20.4  Custody of Common Seal.............................  39
     20.5  Use of Common Seal.................................  39
     20.6  Mode of execution by Common Seal...................  39
     20.7  Official Seal......................................  39
     20.8  Appointment to affix Official Seal.................  40
     20.9  Effect of Official Seal............................  40
     20.10 Execution of Bills and Cheques.....................  40
     20.11 Inspection of Records..............................  40

21.  ACCOUNTS AND AUDIT.......................................  40
     21.1  Company to keep Accounts...........................  40
     21.2  Presentation of Accounts...........................  40
     21.3  Audit..............................................  41

22.  RESERVES AND CAPITALIZATION OF PROFITS...................  41
     22.1  Reserves and Profits Carried Forward...............  41
     22.2  Board may Capitalize profits.......................  41
     22.3  Application of Capitalized Amount..................  41

CLAUSE                                                        PAGE
23.        DIVIDENDS..........................................  42
     23.1  Declaration of Final Dividend......................  42
     23.2  Interim Dividend...................................  42
     23.3  Amount of Dividend.................................  42
     23.4  Dividends in specie................................  42
     23.5  No Interest on Dividends...........................  43
     23.6  Deductions from Dividends..........................  43
     23.7  Distributions Of Specific Assets...................  43
     23.8  Mode of Payment of Dividends.......................  43
     23.9  Joint Holders' Receipt.............................  43
     23.10 Unclaimed Dividends................................  43
     23.11 Dividend a Debt....................................  44
     23.12 Interest on Capital................................  44

24.  NOTICES..................................................  44
     24.1  Service of Notices by Company......................  44
     24.2  Overseas Member's Address..........................  44
     24.3  Postal Notices to Overseas Members.................  44
     24.4  Time of Service....................................  45
     24.5  Joint Holders' Notice..............................  45
     24.6  Persons Entitled on Succession.....................  45
     24.7  Binding an Others..................................  45
     24.8  Notice of General Meetings.........................  45
     24.9  Counting of Days...................................  46
     24.10 Certificate of Director or Secretary...............  46

25.  WINDING UP...............................................  46
     25.1  Power of Board.....................................  46
     25.2  Distribution if Insufficient Assets................  46
     25.3  Distribution of Surplus Assets.....................  46
     25.4  Winding up Generally...............................  47

26.  MISCELLANEOUS............................................  47
     26.1  Officers Indemnified...............................  47
     26.2  General Authorization..............................  47
     26.3  Acts of Class of Members...........................  47

SCHEDULES

Schedule 1 - Redeemable Preference Shares

Schedule 2 - Proxy Form

Schedule 3 - Appointment of Alternate Director

Schedule 4 - Pre-Emptive Rights

                            ARTICLE OF ASSOCIATION

                                      OF

                         TOTAL ENERGY SYSTEMS LIMITED
                         (a company limited by shares)

1.   PRELIMINARY

1.1  Definitions

     In these Articles unless the context otherwise requires:

     "Alternate Director" means a person appointed as such under Article 15.2;

     "Appointor" means in respect of an Alternate Director, the Director who appoints that Alternate Director under Article 15.2;

     "Auditor" means the auditor of the Company from time to time;

     "Board" means the Directors acting collectively under these Articles;

     "Business Day" means a day on which banking corporations in Queensland are generally open for the conduct of normal banking business;

     "Class" means a class of ordinary Shares;

     "class A Member" means any Member holding an A Class Share;

     "class B Member" means Austin International, Inc. of 25800 Science Park Drive, Cleveland, Ohio, United States of America;

     "Common Seal" means the common seal of the Company;

     "Company" means the company named above whatever its name may be from time to time;

     "Director" means a director for the time being of the Company (including, where appropriate, an Alternate Director);

     "Executive Director" means any Managing Director and any other Director who is an employee of the Company or any related body corporate of the Company;

     "Extraneous Interest" has the meaning given by Article 14.1;

     "Law" means the Corporations Law as it applies to the Company from time to time;

     "Listed" means, in relation to a corporation, the corporation being and remaining admitted to the official list of Australian Stock Exchange Limited;

     "Managing Director" means a person appointed as a managing director under
     Article 16.1;

     "Member" means a person whose name is entered in the Register as the holder of a Share;

     "Memorandum" means the memorandum of association of the Company;

     "Money Due" means, in respect of a call payment of the amount of which is not made on the day specified for its payment under Article 3.4, the Amount of money payable in respect of that call plus, subject to Article 3.9:

     (a) interest on that amount at the Prescribed Rate from that day until payment is made; and

     (b) all costs and expenses incurred by the Company as a consequence of payment not being made on that day;

     "Non-Executive Director" means any Director of the Company who is not an Executive Director;

     "Official Seal" means the duplicate common seal referred to in Article
     20.7;

     "Ordinary Resolution" means a resolution of a general meeting of members other than a Special Resolution;

     "Prescribed Rate" means in respect of each Article in which that term is' used 154 per annum or any other rate prescribed by the Board from time to-time in respect of that Article;

     "Register" means the register of members kept pursuant to the Law;

     "Remuneration," means any emolument but does not include any payment by way of compensation for loss of office or in connection with the retirement of a person from office;

     "Secretary" means any person appointed to perform the duties of a secretary of the Company;

     "Share" means a share in the capital of the Company;

     "Special Resolution" means a resolution of a general meeting of Members passed in accordance with section 253;

     "Subscription Deed" means the subscription deed between the class B Member, the Company and others dated 22 July, 1991; and

     "Transaction" includes any contract, agreement, arrangement or dealing (whether formal or informal and Whether in writing or oral).

1.2  Interpretation

     In these Articles, unless the context otherwise requires:

     (a) a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any statutory instrument issued under, that legislation or legislative provision;

     (b)  the singular includes the plural and vice versa;

     (c) a word denoting an individual or person includes a corporation, firm, association, authority or government and vice versa;

     (d)  a word denoting any gender includes all genders;

     (e) a reference to an Article or a Schedule is to an article of or schedule to these Articles;

     (f)  a Schedule is part of these Articles;

     (g) a reference to any agreement or document (including these Articles) is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

     (h) an expression defined in, or given a meaning for the purposes of the Law (except if defined in Article 1) has the same definition or meaning in these Articles where it relates to the same matters as the matters for which it is defined or given a meaning in the Law;

     (i) a reference to a person is also to the legal personal representative of that person;

     (j) a reference to a matter being written includes that matter being in any mode of representing or reproducing words, figures or symbols in written form;

     (k)  a reference to power is also a reference -to authority and discretion;

     (l) a reference to a particular Part, Division, section, subsection, paragraph or sub-paragraph is a reference to a Part, Division, section, subsection, paragraph or subparagraph of the Law;

     (m) a reference to a class of Members is a reference to the holders for the time being of a Class of Shares, and a reference to a class of Directors is a reference to the Directors for the time being appointed by a particular class of Members;

     (n) a reference to a class A Member is a reference to a member forming part of the class of Members holding A Class Shares and a reference to a class A Director is a reference to one of the class of Directors appointed by the class of Members holding A Class Shares, and this provision applies mutatis mutandis to references to Members and Directors of classes other than class A; and

     (o) a reference to a majority of Members includes a reference to one Member holding more than one-half of the ordinary Shares in the Company.

1.3  Headings and Parts of Speech

     In these Articles:

     (a) headings are for convenience of reference only and do not affect interpretation; and

     (b) where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

1.4  Exclusion of Table A

     The regulations contained in Table A in Schedule 1 to the Law and in any legislative predecessor to the Law do not apply to the Company (except to the extent that they are contained in these Articles).

2.   SHARES

2.1  Control of Board

     Subject to Articles 2.7 and 2.8, all the unissued Shares are under the control of the Board which may, on behalf of the Company, allot, issuer grant options over or otherwise dispose of them to the persons, on the terms and conditions, with the rights and privileges, and at the times that the Board determines.

2.2  Preference and Redeemable Preference Shares

     The Company may issue any preference shares including (without limitation):

     (a) preference shares that are, or at the option of the Company are to be, liable to be redeemed; and

     (b) preference shares including, without limitation, preference shares of the kind described in Article 2.2(a) in accordance with the terms of
          Schedule 1.

2.3  Variation of Rights

     If at any time the issued Shares are divided into different classes, the rights attached to any class of Shares (unless the terms of issue of that class otherwise provide) may only be varied or abrogated with either:

     (a) the consent in writing of the holders of 75% of the issued Shares of that class; or

     (b) the sanction of a Special Resolution passed at a separate meeting of the holders of Shares of that class,

     and, for the purposes of this Article 2.3, the following provisions apply:

     (c) in relation to any separate meeting of the holders of Shares in a class, the provisions of these Articles which relate to general meetings apply as far as they are capable of application and changed as necessary except that any holder of Shares of that class present in person or by proxy, attorney or representative may demand a poll; and

     (d) the rights attached to a class of Shares are not to be considered as varied if further Shares of that class are issued on identical term except if the terms of issue of that class of Shares otherwise provide.

2.4  Certificates of Title

     Subject to Article 2.5 the Company must issue without charge certificates of title to marketable securities of the Company in accordance with the Law.

2.5  Certificate for Joint Holders

     Where any marketable securities of the Company are held by two or more persons, the Company is only required to issue the same number of certificates as if those marketable securities were held by one person and delivery of a certificate so issued to any of those persons is sufficient delivery to all of them.

2.6  Recognition of Trusts

     Except as required by law or otherwise required by these Articles, the Company must treat the person whose name is entered in the Register in respect of a Share as the absolute owner of that Share and as a consequence, unless otherwise required by law, the Company is not bound to recognize (whether or not it has notice):

     (a)  that a person holds any Share on trust; or

     (b) any equitable, contingent, future or partial interest in, or unit of any Share.

2.7  A and B Class Shares

     (a) The capital of the Company is divided into 1,000,000 ordinary Shares of ($1.00) each.

     (b) Notwithstanding any other provision of these Articles and any terms of issue of the Shares, all Shares on issue at the date of adoption of these Articles will be re-classified as A Class Shares.

     (c) On Completion of the Subscription Deed (as defined therein) 416,327 B Class Shares will be allotted and issued to the class B Member.

     (d) Notwithstanding any other provision of these Articles, all Shares issued to or acquired by a class A Member after the date of adoption of these Articles will be classified or re-classified (as the case may be) as A Class Shares and all Shares issued to or acquired by the class B Member after the date of adoption of these Articles will be classified or re-classified (as the case may be) as B Class Shares.

     (e) Subject to these Articles and the terms of issue of the Shares, the A Class Shares and the B Class Shares rank equally in all respects.

2.8  Pro-Rata Issues

     The Board may not, without the consent in writing of a majority of Members (being a majority of Members who hold more than one-half of the ordinary Shares):

     (a)  issue any voting Shares not being A Class Shares or B Class Shares;

     (b) issue ordinary Shares otherwise than to all Members in the same proportions in which they hold ordinary Shares; or

     (c)  convert any preference Share or non-voting Share to an ordinary Share.

3.   CALLS ON SHARES

3.1  Calls made by Board

     The Board may, in accordance with the terms of issue of a Share, make calls upon a Member in respect of any money unpaid. on the Share held by him (whether in respect of the nominal value of the Share or by way of premium) unless and to the extent that the terms of issue of the Share make that money payable at fixed times.

3.2  Terms of Call

     The Board may do either or both of the following:

     (a)  revoke or postpone any call; or

     (b)  make a call payable by instalments.

3.3  Time of Call

     A Call is treated as having been made at the time the Board resolves to make the call.

3.4  Payment of Call

     A Member subject to a call must, upon receiving at least 14 days, notice specifying the time and place of payment of the call, pay the amount the subject of the call at that time and place.

3.5  Joint Holders' Liability

     The Joint holders of a Share are jointly and severally liable to pay all calls made in respect of the Share.

3.6  Differences in Terms of Issue

     The Board may, on the issue of Shares, differentiate between the holders of those shares as to the amount of calls to be paid and the times of payment in respect of those Shares.

3.7  Fixed Payments

     If the terms of issue of a Share provide for any amount (whether in respect of nominal value or by way of premium and including, without limitation, any instalment) to be payable at a fixed time, that amount is payable at that time as if a call had been duly made in respect of it under Articles
     3.1 to 3.4 specifying that time as the time for payment of a call for that amount and all the other provisions of these Articles in respect of calls apply (mutatis mutandis) on that basis and "call" in these Articles is to be interpreted accordingly.

3.8  Payment of Money Due

     If an amount payable in respect of a call is not paid on or before the day specified for its payment, the person from whom that amount is due must pay the Money Due in respect of that call.

3.9  Waiver of Interest or Expenses

     The Board may waive the payment of all or any part of the Money Due in respect of a call which relates to interest costs and expenses.

3.10 Proof of Call

     If on the trial or hearing of an action for the recovery of the money Due for a call it is proved that:

     (a) the resolution of the Board making the call is duly recorded in the books of the Company;

     (b) the Member sued is entered in the Register as a holder of the Share in respect of which the call was made; and

     (c) notice of the call was given to that Member in accordance with these Articles, proof of those matters is sufficient and conclusive proof of the debt without it being necessary to prove any other matter (including, without limitation, the appointment of the Directors).

3.11 Prepayment of Calls

     The Board may:

     (a) accept from a Member a sum representing all or a part of any amount unpaid in respect of a Share although no part of that amount is then the subject of a call;

     (b) authorize the payment by the Company of interest on any sum so accepted, until that sum becomes payable at any rate not exceeding the Prescribed Rate agreed between the Board and the Member; and

     (c) except where otherwise agreed between the Member and the Company, repay the sum or any part of it,

     but that sum does not by its being paid and accepted, confer any right to participate in profits and must not be considered in ascertaining the amounts of dividend or surplus in winding up or distribution attributable to that Share.

3.12 Remedies for Unpaid Call

     In Addition to all other remedies of the Company, for as long as the amount in respect of a call is due and payable and not paid, the Member, in respect of any Share held by the Member, is not entitled to:

     (a)  receive any dividend; or

     (b) be present at, be counted among the quorum for, or vote, whether in person or by proxy, attorney or representative, at a general meeting of the Company.

4.   F0RFEITURE OF SHARES

4.1  Forfeiture Notice

     If an amount payable in respect of a call is not paid on or before the day specified for its payment, the Board may at any time until the amount (including interest and expenses incurred by the Company by reason of the non-payment) is paid, give the relevant Member a notice which:

     (a)  requires the Member to pay the Money Due;

     (b) specifies a date (which is at least 10 Business Days after the date of the notice) by which and a place at which payment of the Money Due must be made; and

     (c) states that if payment is not made on or before the date and at the place specified, the Share to which the call relates is liable to be forfeited.

4.2  Forfeiture

     If the requirements of a notice served under Article 4.1 are not satisfied, the Share in respect of which the notice was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect.

4.3  Forfeiture includes Unpaid Dividends

     Forfeiture of a Share under Article 4.2 includes all dividends. declared in respect of the forfeited Share and not actually paid before the forfeiture.

4.4  Notice of Forfeiture

     Where a Share is forfeited under Article 4.2, the Company must promptly give notice of the forfeiture to the Member holding the Share immediately before the resolution of the Board for its forfeiture was passed, and the forfeiture (together with its date) must be promptly entered in the Register.

4.5  Forfeited Shares are Company property

     A Share forfeited under Article 4.2 immediately becomes the property of the Company and may be sold, re-allotted or otherwise disposed of by the Board on the terms and conditions it determines.

4.6  Cancellation of Forfeiture

     The forfeiture of a Share under Article 4.2 may be cancelled by the Board on any terms and conditions it considers desirable at any time before the Share in disposed of under Article 4.5.

4.7  Surrender as Forfeiture

     Where the Board is entitled to forfeit a Share under Article 4.2, it may accept the surrender of that Share on any terms and conditions it determines and a Share so surrendered may be disposed of in the same way as a Share forfeited under Article 4.2.

4.8  Effect of Forfeiture

     A person who held a Share which has been forfeited under Article 4.2 ceases to be a Member in respect of the forfeited Share, but remains liable to pay to the Company the Money Due and this liability only ceases if and when the Company receives payment of all the Money Due.

4.9  Board May Waive

     The Board may elect not to enforce payment in whole or in part, of amounts owing to the Company under Article 4.8.

4.10 Evidence of Forfeiture

     A written statement declaring that the person making the statement is a Director or a Secretary and that a share in the Company was duly forfeited on a date specified in the statement is prima facie evidence of the facts set out in the statement as against all persons claiming to be entitled to the Share and of the title of the Company to dispose of the Share.

4.11 Transfer of Forfeited Shares

     The Company may receive the consideration (if any) given for a forfeited Share on any sale or disposition of the Share and may execute a transfer of the Share in favour of the person to whom the Share is sold, re-allotted or otherwise disposed of.

4.12 Application of Proceeds

     The net proceeds of any sale, re-allotment or disposal of a Share under
     Article 4.5 or 4.7 (after discharge of any costs incurred) must be applied in or towards payment or satisfaction of the amount liable to be paid under
     Article 4.8 and any residue must be paid to the person liable referred to in that Article or as that, person directs.

4.13 Title of Transferee

     On execution of a transfer under Article 4.11, the title of the transferee is not affected by any irregularity or invalidity relating to the forfeiture, sale or disposal of the Share.

5.   LIEN

5.1  Lien for Calls

     The Company has a first and paramount lien on each Share for all money (whether presently payable or not) called or payable at a fixed time in respect of that Share.

5.2  Lien for Members' Debts

     The Company, has in addition to the lien described in Article 5.1, a first and paramount lien on each Share registered in the name of a Member for all money due and payable by the Member to the Company (including money payable by reason of Article 5.6).

5.3  Extent of Lien

     The lien described in Articles 5.1 and 5.2 on a share extends to all dividends payable (if any) in respect of the Share.

5.4  Waiver by Board

     The Board may, at any time, exempt a Share wholly or in part from the provisions of Articles 5.1 and 5.2 on any terms and conditions it determines.

5.5  Sale under Lien

     Where:

     (a)  the Company has a lien on a Share;

     (b)  the sum in respect of which the lien exists is presently payable;

     (c) the Company has given notice to the Member registered in respect of the Share:

          (i) requiring payment of the amount which is presently payable for which the lien exists; and

          (ii) specifying a date.(which is at least 10 Business Days after the date of the notice) by which and a place at which payment of the amount must be made; and

     (d) the requirements of the notice given under paragraph (c) are not fulfilled, the Company may sell the Share as if it had been forfeited under Article
     4.2 and the provisions of Articles 4.5 to 4.13 apply as if the Member's liability were the Money Due.

5.6  Lien on Company payments

     Where at any time the law of any jurisdiction imposes or purports to impose any immediate, future or possible liability on the Company, or empowers or purports to empower any person to require the company to make any payment, on account of a Member or referable to a Share held by that Member (whether alone, or jointly) or a dividend declared in respect of a Share held by that Member, the Company:

     (a)  is fully indemnified by that Member from that liability;

     (b) may recover as a debt due from the Member the amount of that liability together with interest at the Prescribed Rate from the date of payment by the Company (if the payment is made) to the date of repayment by the Member; and

     (c) may refuse to register a transfer of any Share by that Member until the amount of the Member's liability has been paid to the Company,

     and nothing in this Article in any way prejudices or affects any right or remedy which may have (including, without limitation, any right of set-off) and, as between the Company and the Member, any such right or remedy is enforceable by the Company.

6.   ALTERATION OF CAPITAL

6.1  Alteration of Capital

     The Company may from time to time by Ordinary Resolution do any or all of the following:

     (a) increase its share capital by the creation of new Shares of such amount as it thinks expedient;

     (b) consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

     (c) sub-divide its Shares or any of them into Shares of smaller amount than is fixed by the Memorandum but so that, in the sub-division, the proportion between the amount paid and the amount (if any) unpaid on each Share of a smaller amount is the same as was the case in respect of the Share from which the Share of a smaller amount is derived; and

     (d) cancel Shares that, at the date of passing the Ordinary Resolution to that effect, have not been taken or agreed to be taken by any person or that have been forfeited and reduce the amount of its share capital by the amount of the Shares so cancelled.

6.2  Additional Rights

     Where the Company passes an Ordinary Resolution under Article 6.1(b) or
     Article 6.1(c), the Company may also by Special Resolution determine that, as between the Shares resulting from the consolidation, division or subdivision, one or more of those Shares has some preference or special advantage as regards dividends, capital, voting or otherwise over or compared with one or more others.

6.3  Reduction of Capital

     The Company may by Special Resolution reduce its share capital, any capital redemption reserve or any share premium account in any way.

7.   TRANSFER OF SHARES

7.1  Instrument of Transfer

     Subject to these Articles, a Member may transfer all or any of his Shares by instrument in writing which is:

     (a)  a sufficient instrument of transfer of marketable securities under section 1101;

     (b)  in any other usual or common form; or

     (c)  in any other form approved by the Board.

7.2  Proper Instrument

     A transfer may only be registered by the Company where an instrument satisfying Article 7.1 is delivered to the Company together with any fee not exceeding $1.00 that the Board may require and the instrument:

     (a)  is duly stamped, if necessary;

     (b) is executed by the transferor and (unless the Board otherwise determines in a particular case relating only to fully paid Shares) the transferee, except where execution by either transferor or transferee is by law not required or deemed to be present;

     (c) except where otherwise permitted by law, is accompanied by the certificate for the Shares the subject of the transfer together with such other evidence as the Board may require to prove the title of the transferor or his right to transfer the Shares; and

     (d)  relates only to Shares of one class.

7.3  Transferor remains Member

     The transferor of a Share remains the holder of that Share until the transfer is registered and the name of the transferee is entered in the Register in respect of that Share.

7.4  Restriction on Transfer

     No Share may be transferred except as part of a transfer of any or all of a Member's Shares in a Class in accordance with the procedure set out in
     Schedule 4.

7.5  Retention of Instruments

     On an instrument of transfer or a purported instrument of transfer being delivered to the Company, property to and title in that instrument (but not the Shares the subject of it) pass to the Company which is entitled as against all persons to the possession of the instrument.

7.6  Powers of Attorney

     Where a power of attorney granted by a Member is lodged with, or produced or exhibited to, the Company and that power of attorney confers power on the attorney to transfer any or all of the Member's Shares, the Company is entitled to assume, as against the Member, that the power remains in full force and effect and may be relied on by the company until the Company receives express notice in writing at its registered office of either:

     (a)  the revocation of the power of attorney; or

     (b)  the death of the Member.

8.   TRANSMISSION OF SHARES

8.1  Transmission Generally

     Except to the extent provided under Article 8.2, if a Member either dies or becomes bankrupt:

     (a) the only person which the Company may recognize as having any title to or interest in a Share hold by that Member is the legal personal representative or assignee of the Member's estate in bankruptcy;

     (b) if that person produces the evidence required from time to time by the Board, the person may elect to be, or to have a person nominated by him, registered as the holder of the Share;

     (c) if that person elects to be registered as the holder of the Share, he must give to the Company a notice in writing signed by him stating that election;

     (d) if that person elects to have a person nominated by him registered as the holder of the Share, he must indicate that election by executing and giving to the Company an instrument of transfer of the Share to that person;

     (e) the provisions of these Articles concerning restrictions on the right to transfer a Share (including Article 7.4 and Schedule 4) and the registration of the transfer of the Share apply to a notice given under Article 8.1(c) and an instrument given under Article 8.1(d) as if the Member had not died or become bankrupt and that notice or instrument were an instrument of transfer complying with Article 7.1 signed by the Member; and

     (f) that person is entitled to the same dividends and other advantages and rights as the Member would have been entitled to if the Member had not died or become bankrupt.

8.2  Joint Holders' Transmission

     If a Member who holds a Share jointly with another Member dies:

     (a) the only person that the Company may recognize as having any title to or interest in the Share is the surviving joint-holder;

     (b) if the surviving joint-holder produces the evidence required from time to time by the Board of the death of the Member, the Board must direct the Register to be altered accordingly; and

     (c) the surviving joint-holder is entitled to the same dividends and other advantages and rights as the deceased Member would have been entitled to if the deceased Member had not died.

9.   GENERAL MEETINGS

9.1  Annual General Meeting

     The Company must, in addition to any other general meeting held by it, hold an annual general meeting as required by the Law.

9.2  Convening of General Meeting

     The Board may convene a general meeting of the Company at any time.

9.3  Requisition of Meeting

     The Members may requisition the holding of a general meeting as provided by section 246 and sub-section 247(l) does not apply to the Company.

9.4  Notice of Meeting

     A notice of a general meeting must specify:

     (a)  the place, day and hour of the meeting;

     (b) the general nature of the business to be transacted, except that the notice of an annual general meeting is not required to state that the business to be transacted includes:

          (i)   the declaring of a dividend;

          (ii) the consideration of the accounts and the reports of the Directors and Auditors;

          (iii) the election of Directors in place of those retiring; or

          (iv) the appointment of and fixing of the remuneration of the Auditor; and

     (c)  if a mode of meeting other than meeting in person is by reason of
          Article 9.6 to apply to the meeting, that mode of meeting and any details required to enable a Member to attend that meeting.

9.5  Omission to give Notice

     The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, a person entitled to receive that notice does not invalidate any resolution passed at that general meeting.

9.6  Mode of Meeting

     The Company may meet in person or, if so determined by the Board either generally or in any specified case, by telephone, or other instantaneous means of conferring for the despatch of business (or by any combination of those means) which allows each Member (or Member's representative, proxy or attorney) to hear and be heard by each other person at the meeting, and a person entitled to be present at the meeting who can so hear and be heard is present at that meeting.

9.7  Adjournment of Meetings

     The chairman of a general meeting at which a quorum is presents:

     (a)  may with the consent of the meeting by Ordinary Resolution; and

     (b)  must, if so directed by the meeting by Ordinary Resolution,

     adjourn the meeting from time to time and from place to place.

9.8  Business at Adjourned Meeting

     The only business which may be transacted at an adjourned general meeting is business which was left unfinished from the general meeting which was adjourned.

9.9  Notice of Adjourned Meeting

     No notice need be given of an adjourned general meeting (or of the business to be transacted at it) except if a general meeting is adjourned for more than 21 days, in which case, notice of the adjourned meeting must be given as if it were notice of the original meeting.

9.10   Cancellation or Postponement of Keating

       Where notice of a general meeting has been given, the Board may by notice given to all persons entitled to be given notice of the general meeting, postpone or cancel the general meeting.

10.    PROCEEDINGS AT GENERAL MEETINGS

10.1   Representation of Members

       A Member may attend a general meeting at which he is entitled to be present in any of the following ways (if applicable to the Member):

       (a)   in person;

       (b)   by proxy;

       (c)   by attorney; or

       (d) in the case of a Member which is a body corporater by a representative appointed under sub-section 249(3).

10.2   Quorum

       No business may be transacted at any general meeting unless a quorum of at least two persons is present:

       (a) at least one of whom is or represents under Articles 10.1(b), (c) or (d) a class A Member; and

       (b) at least one of whom is or represents under Articles 10.1(b), (c) or (d) the class B Member.

10.3   Failure of Quorum

       If a quorum is not present within 15 minutes from the time Appointed for a general meeting:

       (a) where the meeting was convened upon the requisition of Members under Article 9.3 - the meeting is dissolved; or

       (b)   in any other case:

             (i) the meeting stands adjourned to the day, time and place that the Board may determine or, if no determination is made by the Board, to the same day in the next week at the same time and place; and

             (ii) if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting is dissolved.

10.4   Chairman

       If the Board has elected a chairman of its meetings, that person may be the chairman of any general meeting.

10.5   Chairman Absent

       Where a general meeting is held and:

       (a)  a chairman has not been elected by the Board; or

       (b) that person is not present within 15 minutes after the time appointed for the holding of the meeting or being present, is unwilling or unable to act,

       the Members present must elect one of their number to be chairman of the meeting.

10.6   Responsibilities of Chairman

       The irman of a general meeting is responsible for the general conduct of the meeting and to ascertain the sense of the meeting concerning the business transacted at it and for these purposes may, without limitation:

       (a)   make rulings;

       (b) in addition to other powers to adjourn, adjourn the meeting without the concurrence of the meeting if he determines it is desirable for the orderly conduct of the meeting; and

       (c) determine conclusively any dispute concerning the admission, validity or rejection of a vote.

10.7   Method of Voting

       Every resolution put to a vote at a general meeting must be determined by a show of hands unless a poll is properly demanded either before or on declaration of the result of the show of hands.

10.8   Demand for Poll

       A demand for a poll under Article 10.7, may be made by:

       (a)the chairman of the general meeting;

       (b)   any three or more Members present;

       (c) any number of Members who are together entitled to not less than 5% of the total voting rights of all Members having the right to vote at the meeting; or

       (d) any number of Members present representing Shares which confer a right to vote at the meeting and on which an aggregate sum has been paid up which is not less than 5% of the total sum paid up on all Shares conferring that right.

10.9   No Poll on Chairman

       A demand for a poll may not made in respect of the election by the general meeting of the chairman of the meeting.

10.10  Effect on Demand for Poll

       The demand for a poll does not prevent the continuance of a general meeting for the transaction of any business except in respect of the resolution for which the poll is demand.

10.11  Votes on Show of Hands

       Where a resolution is determined by show of hands:

       (a) a declaration by the chairman of the general meeting that the resolution has been carried, carried unanimously, carried without dissent, carried by a particular majority or lost is conclusive evidence of the fact so declared without proof of the number or proportion of votes cast for or against that resolution; and

       (b) an entry in the book containing. the minutes of that general meeting recording that declaration is conclusive evidence of the fact that the declaration was made as so recorded.

10.12  Conduct of Poll

       If a poll is properly demanded for a resolution:

       (a) if the resolution is for the adjournment of the general meeting, the poll must be taken immediately in the manner that the chairman of the meeting determines and declares to the meeting;

      (b) in all other cases, the poll must be taken at the time and place and in the manner that the chairman of the general meeting determines and declares to the meeting;

       (c) the result of the poll, as disclosed by the chairman of the general meeting at which the result is declared, is a resolution of the general meeting at which the poll is demanded; and

       (d) an entry in the book containing the minutes of the general meeting at which the result is declared recording that declaration is conclusive evidence of the fact that the declaration was made as so recorded.

10.13  Resolutions determined by Majority

       Both on a show of hands and on a poll, an Ordinary Resolution is passed if the proportion that the number of votes in favour of that resolution bears to the total number of votes cast on the resolution is greater than one-half.

10.14  No Casting Vote of Chairman

       Under no circumstances does the chairman of a general meeting have a casting vote.

10.15  Circular Resolutions

       A resolution in writing signed by each Member for the time being entitled to receive notice of and attend and vote at general meetings or by that Member's duly appointed attorney (or if it is a corporation by its duly authorized representative) is as valid and effective as if that resolution had been passed at a general meeting of the Company and takes effect (unless the law otherwise permits or requires) as an Ordinary Resolution.

10.16  Several Documents Suffice

       For the purposes of Article 10.15, two or more documents in identical terms, each signed by one or more Members (or such Members' attorneys or representatives, as the case may be) are to be treated as one document provided that:

       (a) each document is delivered to the registered office of the Company or a legible copy of it is received there by facsimile transmission; and

       (b) where more than one Member, representative or attorney signs the document the date of execution of the document by each Member, attorney or representative is set out,

       and the date of the resolution is the last date of execution of any of those documents by a Member or its attorney or representative.

11.   ENTITLEMENTS TO ATTEND AND VOTE

11.1  Entitlement to Notice and to Attend

      Subject to these Articles and any terms of issue of any Share, each Member and each Director is entitled to notice of each general meeting and to be present and to speak at that general meeting.

11.2  Entitlement to Vote

      Subject to these Articles and any terms of issue of a Shares:

      (a) on a show of hands each person present at the meeting who is a Member or the proxy, representative or attorney of a Member, has one vote; and

      (b) on a poll, each Member present in person or by proxy, representative or attorney, has one vote for each Share held by that Member,

      except that a Member is not entitled to vote at a general meeting unless all calls and other sums presently due and payable by that Member in respect of Shares in the Company have been paid provided that nothing in this Article will inhibit or restrict the right of the class B Member to exercise its voting rights attaching to its Shares at all times prior to the date upon which its Shares become fully paid (including any premium thereon) in accordance with the provisions of the Subscription Dead.

11.3  Vote of Member of Unsound Mind

      If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under a law relating to mental health, the Member's committee or trustee or other person who properly has the management of 9e Member's estate may exercise any rights of the member in relation to a general meeting as if the committee, trustee or other person were the Member.

11.4  Vote of Transmittee

      A person entitled to transmission of a Share under Article 8.1 who, at least 48 hours before the time notified for a general meeting (or an adjourned meeting), satisfies the Board of his right to that Share, may vote at that general meeting in respect of that Share as if the person were the registered holder of the Share.

11.5  Joint Holders' Votes

      Where a Share is held by more than one person (including, for the purposes of this Article, the several legal personal representatives of a dead Member):

      (a) each of those persons may tender a vote in respect of the Share either in person or by proxy, representative or attorney, as if the person were the sole holder of the Share; but

      (b) if two or more of those persons tender a vote on any resolution, the only vote which is to be counted in respect of that Share is the vote tendered by the most senior of those persons (seniority being conclusively ascertained by the order of names in respect of that Share in the Register).

11.6  Appointment of Proxy

      A Member may appoint a proxy (who need not be a Member) to attend, speak and vote at a general meeting in his place only by an instrument of proxy in the form of Schedule 2 (or in a form which is as similar to it as the circumstances permit) or in any other form that the Board may from time to time prescribe or accept which is executed:

      (a) in the case of a Member who is a natural person, under the hand of the Members, or of the attorney appointed in writing by the member; or

      (b) in the case of a Member which is a body corporate, either under its common seal or under the hand of an attorney appointed in writing by the Member.

 11.7 Effect of the Appointment

      An instrument of proxy which is valid and effective except that no appointee is specified in respect of any of the Shares of the relevant Member is to be treated as validly appointing the chairman of the general meeting to which it elates in respect of all of the Shares of that Member.

11.8  Proxy must vote as directed

      Where a Member in a valid instrument of proxy directs the appointee to vote in a specified way in respect of a particular item of business at the relevant general meeting:

      (a)  the appointee must cast a vote on that item of business; and

      (b) the appointee must, on a poll, cast all votes which he has by reason of the instrument of proxy in. accordance with that direction.

11.9  Corporate Representatives

      Where a body corporate authorizes a person to act as its representative at any general meeting of the Company under sub-section 249(3), that appointment is only effective where a certificate under sub-section 249(6), or other evidence satisfactory to the Company is deposited with the Company in accordance with Article 11.10.

11.10 Deposit of Instruments

      Any appointment of a proxy, attorney or representative is effective in respect of a particular general meeting if, and only if, the following instruments are actually received (which includes receipt of a copy of those instruments by legible facsimile transmission) by the Company at its registered office (or another place notified by the Board) at least 24 hours (or any shorter time that the Board determines) before the time notified for that meeting:

      (a) in the case of a proxy, the instrument of proxy and, if it is executed by an attorney, the relevant power of attorney or an office copy or notarially certified copy of the power of attorney;

      (b) in the case of an attorney, the power of attorney or an office copy or notarially certified copy of the power of attorney; and

      (c) in the case of a representative the certificate under sub-section 249(6), or other evidence satisfactory to the Company.

11.11 Multiple Appointments

      Where the Company has received an instrument of proxy in respect of a Share from a Member the appointment made by that instrument is and remains valid and effective, except that where the Company subsequently receives:

      (a) a power of attorney or office copy or notarially certified copy of a power of attorney entitling the attorney to attend and vote at the meeting, the appointment is revoked;

      (b) intimation in writing either of the revocation of the appointment under the instrument of proxy or of the death of the Member, the appointment in revoked; or

      (c) another instrument of proxy from the Member in respect of that Share, the instrument of proxy bearing the later date (or if the instruments bear the same date, the instrument later received by the Company) is an intimation in writing of the revocation of the appointment under the other instrument.

11.12 Presence of Member

      If a Member is present at a general meeting in either of the ways specified in Articles 10.1(a) or 10.1(d), and a person appointed by that Member as proxy or attorney is also present at that meeting, that person is not entitled to exercise the rights conferred by the instrument of proxy or power of attorney while the Member is present.

11.13 Ruling an Entitlements and Votes

      An objection may be raised with the chairman of a general meeting as to the qualification of a purported voter or the admission or rejection of a vote by any person present and entitled (or claiming to be entitled) to vote but that objection may be made only at the general meeting or adjourned meeting at which the purported voter wishes to vote or the vote objected to is given or tendered and, in relation to that objection:

      (a) the decision of the chairman is final and conclusive; and

      (b) a vote not disallowed as a result is valid and effective for all purposes.

12.   DIRECTORS

12.1  Number of Directors

      Subject to Article 12.9, the number of the Directors (excluding Alternate Directors) must be not more than four unless otherwise determined by the Company by Ordinary Resolution.

12.2  Continuing Directors

      The Directors holding office at the date of adoption of these Articles continue in office subject to these Articles.

12.3  Appointment of Directors

      Each class A Member has the right by notice in writing to the Company to appoint one Director. The class B Member has the right by notice in writing to the Company to appoint two

      Directors, one of whom may be appointed as a Managing Director. Any appointment will take effect at and from the time when the notice or notices is lodged at the registered office of the Company or tabled at a meeting of the Directors.

12.4  Removal of Directors

      Each Member has the right to remove any Director appointed by it in the same way as the Director can be appointed under Article 12.3. Any removal will take effect at and from the time when the notice is lodged at the registered office of the Company or tabled at a meeting of the Directors.

12.5  Casual Vacancy

      If at any time a casual vacancy appears on the Board the Member who appointed the Director whose office is vacated will be entitled to appoint a replacement Director in the same way as a Director can be appointed under Article 12.3.

12.6  Qualification of Directors

      A Director need not be a Member.

12.7  Vacation of Office

      The office of a Director automatically becomes vacant if the Director:

      (a)  becomes an insolvent under administration;

      (b) is not permitted by the Law (or an order made under the Law) to be a Director;

      (c) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under a law relating to mental health;

      (d)  is removed as a Director under the Law or these Articles;

      (e) either by himself or by an Alternate Director appointed by him fails to attend Board meetings for a continuous period of six months without leave of absence from the Board; or

      (f)  resigns by notice in writing to the Company.

12.8  Less than Minimum Number of Directors

      Where the office of a Director becomes vacant, the continuing Directors may continue to act except where the number of Directors falls below three, in which case the continuing Directors may act only:

      (a)to convene a general meeting; or

      (b)in emergencies.

12.9  Additional Directors

      The Company may, by Ordinary Resolution, increase or reduce the number of Directors specified in Article 12.1.

13.   DIRECTORS' REMUNERATION

13.1  Remuneration of Non-Executive Directors

      The Remuneration of the Non-Executive Director:

      (a) may not in any year exceed in aggregate the amount last fixed for them by Ordinary Resolution;

      (b) is to be allocated to those Directors as determined by the Board (including those Directors), or, if there is no such determination in any year, equally between them; and

      (c)  accrues from day to day,

      but, if the Company is Listed, may not be calculated as a commission or a percentage of profits or operating revenue.

13.2  Additional Remuneration for Extra Services

      If a Director, having been requested to do so by the Board, either performs extra services or makes any special exertions for the Company (including,. without limitation, going or residing abroad), the Company may remunerate that Director by the payment of a fixed sum determined by the Board and that Remuneration may be either in addition to or in substitution for any Remuneration to which that Director may be entitled under Article 13.1.

13.3  Expenses of Directors

      The Company must pay a Director (in addition to any other Remuneration) all reasonable traveling, hotel and other expenses incurred by the
      Director:

      (a)in attending meetings of the Board or a committee of the Board;

      (b)on the business of the Company; or

      (c)In carrying out that Director's duties as a Director.

14.   DIRECTORS' DUTIES AND INTERESTS

14.1  Definition of Extraneous Interest

      "Extraneous Interest" in relation to a Director means an interest being or arising out of:

      (a) any office, place or profit or employment held by the Director in or in respect of the Company (other than as Auditor) or a related corporation of the Company;

      (b) any office, place of profit, or employment held by the Director in or in respect of, or any membership of or relationship of creditor to, any other corporation or partnership whether or not the Company has any interest in, or dealings or potential dealings with, that other corporation or partnership;

      (c) any Transaction to which the Director is a party or is in any other way, whether as principal, agent or otherwise, interested, and to which the Company is a party or in which the Company is in any other way interested; or

      (d) without limitation, any other interest of the Director or duty of the Director to a third party which Interest or duty conflicts or may possibly conflict with the Directors' duties to the Company.

14.2  Scope of Directors' Duties

      Subject to Article 17.4, a Director may, without breaching his duty to the
      Company:

      (a)  have any Extraneous Interest; and

      (b) any office, place of profit or employment, or be a member or creditor of any corporation or partnership, which in any case does or could give rise to an Extraneous Interest in the Director.

14.3  Transactions Not Vitiated

      No Transaction in which the Company is interested is vitiated or avoided merely because a Director has an Extraneous Interest in or in relation to that Transaction.

14.4  No Liability for Extraneous Interest

      No Director nor any other person is, merely by reason of a Director having an Extraneous Interest, liable to account for any profit or benefit received by the Director or any other person, or to hold any property on any trust for the Company or to compensate the Company for any loss suffered by it.

14.5  Declaration of Interests

      A Director need not declare any interest (including, without limitation, any Extraneous Interest) unless required to do so by the Law.

14.6  Manner of Declarations

      A Director may make a declaration required by the Law either orally or in writing and is treated as having made a declaration where the existence, nature, character and extent of the interest appears on the face of a document tabled before the Board.

14.7  Recording of Declarations

      The terms of each declaration made in accordance with the Law must be recorded in the minutes of the meeting of the Board at which it was made.

14.8  Director may hold Office of Company

      A Director may be appointed by the Company:

      (a) to hold any office or place of profit of the Company (except that of Auditor) on terms determined by the Board but not so that the Remuneration payable to any Director who is an employee of the Company or a related corporation of the Company includes a commission on or percentage of operating revenue; or

      (b) alone or by a firm of which the Director is a member, to act in any professional capacity and the Director or that firm may be remunerated for so acting as if the Director were not a Director.

 14.9  Interested Director may Vote and be counted in Quorum

       A Director may be counted in a quorum and may vote at Board meetings notwithstanding that he has any Extraneous interest or any interest required to be declared by the Law or otherwise.

14.10  Execution of instruments

       A Director may, notwithstanding any Extraneous Interest or other interest and regardless of whether that Extraneous Interest or other interest has been declared as required by the Law, participate in the execution of any instrument by or on behalf of the Company and whether by signing or by affixing or witnessing the affixing of a seal or otherwise.

15.    ALTERNATE DIRECTORS

15.1   Power to Appoint Alternate Director

       A Director (but not an Alternate Director) may from time to time in accordance with the procedures set out in Article 15.2 appoint any person eligible to be a Director to be the Alternate Director of the Appointor whether for a specified period or until the appointment is revoked.

15.2   Method of Appointment

       An Alternate Director is appointed as such where:

       (a) the Appointor gives notice in writing (including, without limitation, by telex or facsimile transmission) to the Company in the form of Schedule 3 or in any other form as the Board may from time to time prescribe or accept; and

       (b) the Board (excluding the Appointor from voting) approves the person specified to be the Alternate Director of the Appointor.

15.3   Termination of Appointment

       The Appointor at any time and regardless of whether the appointment is for a specified period may revoke the appointment of a person as his Alternate Director by notice in writing (including, without limitation, by telex or facsimile transmission) to the Company to that effect and the appointment is automatically revoked if the Appointor ceases to be a Director.

15.4  Entitlements of Alternate Director

      An Alternate Director by reason of being appointed as such:

      (a) is not entitled to receive notice of meetings of the Board unless his Appointor has by notice in writing (including, without limitation, by telex or facsimile transmission) to the Company required it to do so;

      (b) if the Appointor is not present at a meeting of the Board, may attend and vote at that meeting in place of the Appointor;

      (c) if also a Director, may vote both as a Director and as an Alternate Director;

      (d) is an officer of the Company and not an agent of the Appointor, and, as such, is subject to all the duties and has all the powers and rights of the Appointor as a Director; and

      (e) may not be remunerated except out of the Remuneration which would otherwise be available to be paid to the Appointor and, in respect of that Remuneration, the Alternate Director's only rights (if any) are against the Appointor and not the Company.

16.   MANAGING DIRECTORS

16.1  Appointment of Managing Directors

      Subject to Articles 12.1 and 12.3, the class B Member may from time to time appoint a person to be a Managing Director either for a fixed term or without fixing a term and on such terms and conditions as it determines.

16.2  Termination of Appointment of Managing Director

      The appointment of a Managing Director terminates if:

      (a)  the Managing Director ceases for any reason to be a Director; or

      (b) the Board revokes the appointment (which it is hereby empowered to do)

16.3  Retirement and Removal of Managing Director

      A Managing Director's office automatically becomes vacant on the same occasions as a Director's office becomes vacant.

16.4  Remuneration of Managing Director

      The Board may fix the Remuneration of each Executive Director and that Remuneration may comprise any or all of:

      (a)salary;

      (b)  commission on profits or dividends; or

      (c)  participation in profits,

      but if the Company is Listed, it must not include a commission on or a percentage of operating revenue.

16.5  Powers of Executive Director

      The Board may, by unanimous resolution from time to time and upon any terms and conditions and subject to any restrictions that it considers appropriate:

      (a) confer on an Executive Director any or all of the powers of the Board (which powers may be conferred so an to be concurrent with, but not to the exclusion of, the powers of the Board); and

      (b) withdraw or alter any of those powers conferred on an Executive Director under Article 16.5(a).

17.   POWERS OF THE BOARD

17.1  Powers Generally

      Except as otherwise required by the Law or any other applicable law or another provision of these Articles:

      (a)  the business of the Company is to be managed by the Board; and

      (b) the Board may exercise each and every right, power or capacity of the Company,

      to the exclusion of the Company in general meeting and the Members.

17.2  Appointment of Attorney

      The Board may by unanimous resolution appoint any person to be an attorney of the Company by power of attorney for the purposes, with the powers, (being powers, vested in or exercisable by the Board), for the period and subject to he conditions determined by it.

17.3  Power of Attorney Contents

      A power of attorney under Article 17.2 may, without limitation:

      (a) contain any provisions for the protection and convenience of persons dealing with the attorney as the Board determines; and

      (b) authorize the attorney to delegate any or all of the powers vested in him by it.

17.4  Disposal of Main Undertaking

      The Board must not:

      (a) sell or dispose of or agree to sell or dispose of the main undertaking of the Company; or

      (b) in connection with any sale or disposal of the main undertaking of the Company, pay to any Director or his associate a commission or fee,

      unless the sale, disposal, commission or fee is first approved by an ordinary Resolution.

18.   PROCEEDINGS OF THE BOARD

18.1  Mode of Meeting

      The Board may meet in person or by telephone or other instantaneous means of conferring for the despatch of business (or by any combination of those means) which allows each person present to hear and be heard by each other person present, and adjourn and otherwise regulate its meetings as it determines.

18.2  Quorum

      The quorum of Directors to be present (including, without limitation, present by telephone or other instantaneous means of conferring for the despatch of business) at a meeting of the Board necessary for the transaction of business at the meeting is two, one of whom must, upon the allotment and issue of the B Class Shares to the class B Member pursuant to the Subscription Deed, be a Director appointed by the class B Member.

18.3  Notice of Meeting

      Notice of each meeting of the Board:

      (a) must be given to each Director and each Alternate Director in respect of whom the Appointor has given notice to the Company requiring notice to be given to that Alternate Director; and

      (b)  may be given by telephone or facsimile message,

      but the non-receipt of any notice of a Board meeting by a Director does not affect the validity of the convening of the meeting.

18.4  Place of Meeting

      Where a meeting of the Board is held solely or partly by telephone or other instantaneous means of conferring the meeting is to be treated as held at the place at which at least one of the Directors present at the meeting is physically located as is agreed by those Directors present at the meeting.

18.5  Period of Notice

      The Board may determine the period of notice (unless waived by a majority of the directors to whom notice of a particular meeting is sent) for each meeting of the Board which, until otherwise determined, is 24 hours.

18.6  Convening of Board Meeting

      A Director may at any time, and the Secretary must on request from a Director, convene a meeting of the Board.

18.7  Appointment of Chairman

      The Board may elect one of the Directors to be chairman for such period as it determines.

18.8  Chairman of Board Meetings

      Where a meeting of the Board is held and a chairman has not been appointed under Article 18.7 or the chairman is not present within 15 minutes of the time appointed for the holding of the meeting or is unwilling to act, the Directors present at the meeting may choose one of their number to be chairman of that meeting.

18.9  Majority Decisions

      Every question arising and resolution dealt with at a meeting of the Board is to be decided by A majority of votes of the Directors present and voting on the question or resolution.

18.10 Votes of Directors

      Subject to these Articles:

      (a) on every question or resolution at a meeting of the Board, each Director present at that meeting has that number of votes equal to the number of voting shares in the Company held by the Member that appointed the Director;

      (b) if a Director is an Alternate Director entitled to be present and to vote at the meeting, the Director has that number of votes equal to the number of voting shares in the Company held by the Member that appointed the Appointor in respect of which the Director is present; and

      (c)  under no circumstances does the chairman have a casting vote.

18.11 Exercise of Powers by Board

      Except where it has been conferred exclusively under Article 16.5 or delegated exclusively to a committee of the Board under Article 18.12, power of the Board in exercisable only:

      (a)  by resolution at a meeting of the Board at which a quorum is present;
           or

      (b)  by a resolution of the Directors under Article 18.14.

18.12 Delegation to Committee

      The Board may by unanimous resolution delegate any of its powers to a committee consisting of not less than one Director and which may also include any other persons determined by the Board.

18.13 Committee Powers and Meetings

      Where a committee is appointed by the Board under Article 18.12:

      (a)  that committee must exercise the powers delegated to it under Article
           18.12 in accordance with any directions of the Board;

      (b) a power so delegated when exercised by the committee in accordance with Article 18.13(a) is treated as exercised by the Board;

      (c) the members of the committee may elect a chairman from among the members;

      (d)  where a meeting of a committee is hold and:

           (i) a chairman has not been elected in accordance with paragraph (c) of this Article; or

           (ii) the chairman so elected is not present at the meeting within 15 minutes of the time appointed for the holding of the meeting or is unwilling to act,

      the members of the committee present at the meeting may choose one of their number to be chairman of the meeting;

      (e) the committee may meet in person or by telephone or other instantaneous means of conferring for the despatch of business (or by any combination of those means) and adjourn and otherwise regulate its meetings as it may determine; and

      (f) the committee meetings are otherwise governed by the provisions of these Articles which regulate the meetings and procedures of the Board to the greatest extent practicable.

18.14 Written Resolution of Directors

      If all the Directors entitled to receive notice of a meeting of the Board and to vote on a resolution sign a document to the effect that they are in favour of the resolution (the terms of which are set out in the document), a resolution in those terms is for all purposes to be treated as having been passed at a duly convened meeting of the Board held on the date and at the time when the last Director signed the document.

18.15 Several Documents Suffice

      For the purpose of Article 18.14:

      (a) two or more separate documents in identical terms, each of which is signed by one or more Directors, are treated as one document;

      (b) the signature by an Alternate Director of a document is not required if the Appointor of that Alternate Director has signed the document; and

      (c) the signature by the Appointor of an Alternate Director of a document is not required if that Alternate Director has signed the document.

18.16 Validity of Acts Of Directors

      Each act performed, resolution passed, or thing done, by, or with the participation of, a person acting as a Director or member of a committee in respect of whom it is later discovered there was some defect in appointment to, or continuation in, office of that person or that the person so appointed was disqualified or not entitled to perform, vote on or do the act, resolution or thing, is as valid and effective as if that Director or member of committee had been validly appointed, had validly continued in office, or had not been disqualified and was entitled so to perform vote or do as the case may be.

19.   SECRETARY

19.1  Appointment of Secretary

      The Board may:

      (a)  appoint any person to be a Secretary of the Company;

      (b) determine the term of appointment, powers, duties and remuneration of that person as a Secretary;

      (c)  vary any determination so made; and

      (d)  terminate or suspend any appointment of a person as Secretary.

20.   COMPANY ADMINISTRATION

20.1  Minutes to be Made

      The Board must cause minutes to be made of:

      (a)  the names of the Directors present at each Board meeting;

      (b) the names of the committee members present at each meeting of a committee appointed under Article 18.12;

      (c)  the proceedings and resolutions of each general meeting;

      (d)  the proceedings and resolutions of each Board meeting; and

      (e) the proceedings and resolutions of each meeting of a Committee appointed under Article 18.12.

20.2  Minutes to be entered

      The Board must cause all minutes made under Article 20.1 to be entered in the relevant minute book of the Company.

20.3  Signature of minutes

      The minutes of a meeting made under Article 20.1, if appearing on their face to be signed by the chairman of the meeting or the chairman of the next succeeding meeting of the relevant body, are sufficient but not conclusive evidence without proof of any further facts of the matters stated in them.

20.4  Custody of Common Seal

      The Board must provide for the safe custody of the Common Seal.

20.5  Use of Common Seal

      The Common Seal may only be used with the authority of either:

      (a)  the Board; or

      (b) a committee appointed under Article 18.12 empowered to authorize the use of the Common Seal.

20.6  Mode of execution by Common Seal

      An instrument is validly executed under the Common Seal where the Directors have by resolution authorized the execution of the instrument under the Common seal and the Common Seal is affixed to the instrument in the presence of at least one Director and another person who is either a Secretary or a person appointed by the Board for the purpose and each of those persons signs the instrument to attest the affixing of the Common Seal.

20.7  Official Seal

      The Company may have, for use in any place out of the State or Territory where the Common Seal is kept, a duplicate common seal known as the Official Seal for that place whose impression must be identical to that of the Common Seal but with the name of the place where it is to be used added.

20.8  Appointment to affix Official Seal

      The Company may by instrument under the Common Seal authorize any person either generally or in specified circumstances to affix the Official Seal for a particular place in that place to any instrument to which the Company is a party and determine any manner required for the affixing by that person of that Official Seal in that place.

20.9  Effect of Official Seal

      Where an Official Seal is affixed to an instrument in the place to which it relates by a person authorized and in the circumstances authorized for that person under Article 20.8 in the manner described in Article 20.8 (if any), that instrument is to be treated for all purposes as having been validly issued under the Common Seal.

20.10 Execution of Bills and Cheques

      All cheques, bills of exchange and other negotiable instruments, all orders for payment and all receipts for money paid to the Company, may only be signed for and on behalf of the Company in the manner (which may include the use of facsimile signatures) determined, and by the persons appointed for the purpose, by the Board from time to time.

20.11 Inspection of Records

      The Board may determine whether and to what extent, at what times and places and under what conditions, the accounting records. and other documents of the Company or any of them will be open to the inspection of Members other than Directors, and a member other than a Director does not have the right to inspect any document of the Company except as provided by law or authorized by the Board.

21.   ACCOUNTS AND AUDIT

21.1  Company to keep Accounts

      The Board must cause the Company to keep the accounting records and prepare the financial statements required by the Law.

21.2  Presentation of Accounts

      The Board must cause the accounts of the Company to be sent to Members and laid before general meetings as required by the Law.

21.3  Audit

      The Board must cause the accounts of the Company to be audited as required by the Law.

22.   RESERVES AND CAPITALIZATION OF PROFITS

22.1  Reserves and Profits Carried Forward

      The Board may:

      (a) before or in addition to declaring any dividends, set aside out of the profits of the Company any sum as reserves to be applied, at the Board's discretion, for any purpose for which the profits of the Company may be applied;

      (b)  before the application of any reserve or reserves set aside under
           Article 22.1(a), use in the business of the Company or invest such reserves as the Board determines; and

      (c) carry forward so much of the profits as it considers ought not to be distributed as dividends without transferring those profits to a reserve.

22.2  Board may Capitalize profits

      The Board may capitalize any amount being all or part of an amount standing to the credit of any reserve account the profit and loss account or otherwise available for distribution to Members.

22.3  Application of Capitalized Amount

      Any amount capitalized under Article 22.2 may be applied by the Board for the benefit of Members who receive such as capital and in the proportions to which those Members would have been entitled on a distribution of that sum by way of dividend:

      (a)  in paying up unissued shares to be issued to Members as fully paid;

      (b)  in paying up any amounts unpaid on shares held by Members; or

      (c)  in any combination of those ways,

      and in this regard the Board may do all things necessary to adjust the rights of Members among themselves including:

      (d) issuing fractional certificates or making cash payments in cases where Shares or debentures become issuable in fractions; and

      (e) authorizing any person to make, on behalf of all or any of the Members entitled to any further Shares or debentures on the capitalization, an agreement with the Company providing for the issue to them, credited as fully paid up, of any such further Shares or debentures or for the payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing Shares by the application of their respective proportions of the sum resolved to be capitalized, and any such agreement is effective and binding on all the Members concerned.

23.   DIVIDENDS

23.1  Declaration of Final Dividend

      Subject to the Law and subject to the rights of any persons entitled to Shares with special rights to dividend, the Board may declare and authorize the payment of any final dividend it thinks fit.

23.2  Interim Dividend

      The Board may authorize the payment by the Company to the Members of such interim dividends as appear to the Board to be justified by the profits of the Company.

23.3  Amount of Dividend

      Subject to Article 23.4 and any; contrary special rights attaching to, or the terms of issue of, any particular Share, where the Board declares a final dividend under Article 23.1 or an interim dividend under Article 23.2, the Board must also determine which of the issued Shares are to participate in the distribution (the "Participating Shares") and the extent of the participation of each Participating Share so that the distribution may be to holders of some and not all of the issued Shares and the extent of participation of the Participating Shares may differ as between each other.

23.4  Dividends in specie

      A dividend, including an interim dividend, may be declared in terms of cash or any other property, and in either case may be paid or in accordance with Article 23.7.

23.5  No Interest on Dividends

      Interest is not payable by the Company in respect of any dividend.

23.6  Deductions from Dividends

      The Board may deduct from any dividend payable to a Member any money presently payable by him to the Company on account of calls or otherwise in relation to Shares .

23.7  Distributions Of Specific Assets

      The Board may, when declaring any dividend direct that payment of the dividend be wholly or partly satisfied by the distribution of specific assets (including paid up shares in, or debentures of, any other corporation) and in this regard the Board may:

      (a)  fix the value of any specific asset so distributed;

      (b) make cash payments to any Members on the basis of any value so fixed so as to adjust the rights of Members inter se; and

      (c)  vest any specific asset or assets in trustees.

23.8  Mode of Payment of Dividends

      Any dividend, interest or other money payable in cash in respect of Shares may be paid by cheque sent through the post directed to:

      (a) the address of the holder as shown in the Register, or in the case of joint holders, to the address shown in the Register as the address of the joint holder first named in the Register; or

      (b) to such other address as the holder or joint holders in writing directs or direct.

23.9  Joint Holders' Receipt

      Any one of 2 or more joint holders may give an effective receipt for any dividends, interest or other money payable in respect of the Shares held by them as joint holders.

23.10 Unclaimed Dividends

      All dividends declared but unclaimed may be invested by the Board as it sees fit for the benefit of the Company until claimed or until required by law to be dealt with otherwise.

23.11 Dividend a Debt

      A dividend, including an interim dividend: becomes a debt of the Company:

      (a)  where a date is fixed for payment, on and from that date; and

      (b)  in any other case, on and from the date on which it is declared.

23.12 Interest on Capital

      The Company may pay interest on share capital as permitted by section 202.

24.   NOTICES

24.1  Service of Notices by Company

      A notice is properly given by the Company to a person if:

      (a)  it is served on him personally;

      (b) a letter containing the notice is prepaid and posted to the person at an address (if any) supplied by him to the Company for service of notices or, (where the person is a Member), shown in the Register;

      (c) it is sent to the person by telex or facsimile transmission at a number which corresponds with the address referred to in Article 24.1(b) or which is supplied by him to the Company for service of notices on him; or

      (d)  it is received by the person.

24.2  Overseas Member's Address

      A Member whose address as shown in the Register is not within Australia may give notice to the Company specifying an address within Australia which is to be treated for the purposes of Article 24.1 as the address of that Member shown in the Register.

24.3  Postal Notices to Overseas Members

      Where the Company proposes to send a notice to a Member by pro-paid post and the notice is to be sent outside Australia, the notice must be sent by airmail.

24.4  Time of Service

      A notice is deemed to be served on a person by the Company:

      (a) where sent by post within Australia in accordance with Article 24.1(b), on the second Business Day after the day on which it is posted;

      (b)  where sent by telex or facsimile transmission in accordance with
           Article 24.1(c), in the case of a notice sent by facsimile, on the day of despatch of that facsimile; and in the case of a notice sent by telex, on the day on which that person's answer back is received; or

      (c)  in any other case, when it is actually received by the person.

24.5  Joint Holders' Notice

      A notice may be given by the Company' to the joint holders of a Share by giving the notice to the joint holder first named in the Register in respect of the Share.

24.6  Persons Entitled on Succession

      A notice may be given by the Company to a person entitled to a Share in consequence of the death or bankruptcy of a Member by:

      (a) where that person has in writing given an address or telex or facsimile number in the State for the service of notices on him, by any of the methods mentioned in Article 24.1; or

      (b) in any other case, in any manner which notice may have been given had the death or bankruptcy not occurred.

24.7  Binding an Others

      Any person entitled to a Share (whether by transfer, operation of law or otherwise) is to be treated as having duly received every notice in respect of that Share which was duly given to the person from whom that person derives that entitlement before the person entitled is entered in the Register as the holder of the Share.

 24.8 Notice of General Meetings

      Notice of every general meeting must be given to:

      (a)  every Member;

      (b) every person entitled to a share in consequence of the death or bankruptcy of a Member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

      (c)  the Auditor for the time being of the Company,

      but no other person is entitled to receive notices of. general meetings.

24.9  Counting of Days

      Where a specified period (including, without limitation, a particular number of days) is required to elapse or expire from or after the giving of a notice before an action may be taken neither the day on which the notice is given nor the day on which the action is to be taken may be counted in reckoning the period.

24.10 Certificate of Director or Secretary

      If a Director or Secretary signs a certificate that a notice was given in the manner set out in the certificate, that certificate is conclusive evidence of the accuracy of the matters set out in it.

25.   WINDING UP

25.1  Power of Board

      The Board may authorize the presentation of a petition for the winding up of the Company by the Court.

25.2  Distribution if Insufficient Assets

      Subject to the terms of issue of a Share, if the Company is wound up and the assets available for distribution among the members (in that capacity) are insufficient to repay all the paid up capital, those assets will be distributed so that, to the greatest possible extent, the amount distributed to a Member in respect of each Share is proportional to the amount paid up (or which at the commencement of the winding up ought to have been paid up) on that Share compared with the total paid up capital of the Company.

25.3  Distribution of Surplus Assets

      Subject to the terms of issue of a Share, if the Company is wound up and after distribution of assets to repay paid up capital there remain assets available for distribution to the Members (in that capacity), those assets will be distributed so that, to the greatest possible extent, the amount distributed to a Member in respect of each Share is proportional to the amount paid up (or which at the commencement of the winding up ought to have been paid up) on that Share compared with the total paid up capital of the Company.

25.4  Winding up Generally

      If the Company is wound up, the liquidator may, with the sanction of a Special Resolution:

      (a) divide among the Members in kind the whole or any part of the property of the Company and may for that purpose set such value as he considers fair upon any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members; and

      (b) vast the whole or any part of such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit,

      but so that no Member is compelled to accept any shares or other securities in respect of which. there is any liability.

26.   MISCELLANEOUS

26.1  Officers Indemnified

      Every officer, Auditor or agent of the Company is indemnified by the Company for all liabilities incurred by him in his capacity as, or by reason of his holding the position of, officer, Auditor or agent as the case may be to the extent permitted by law, and such indemnity extends to any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in relation to any such in which relief is granted to him by the Court under the Law.

26.2  General Authorization

      Where the law authorizes or permits a company to do any thing if so authorized by its articles of association, the Company is authorized by this Article to do that thing.

26.3  Acts of Class of Members

      Any act or thing which may, pursuant to these Articles, be done by a class of Members may be done:

     (a) where a Member holds in excess of one half of the Shares of the relevant Class, by that Member; or

     (b) in any other case, by Members of that class who hold, in aggregate, more than one half of the Shares of that Class.

                                   SCHEDULE 1
                                   ----------

                               PREFERENCE SHARES
                               -----------------

(1)  In this Schedule, unless the context otherwise requires:

     "Dividend Date" means, in relation to a Preference Share, a date specified in the Issue Resolution on which a dividend in respect of that Preference Share is payable;

     "Dividend Rate" means, in relation to a Preference Share, the terms specified in the Issue Resolution for the calculation of the amount of dividend to be paid in respect of that Preference Share on any Dividend Date, which calculation may be wholly or partly established by reference to an algebraic formula;

     "Franked Dividend" has the meaning ascribed to it in section 160APA of the Tax Act;

     "Issue Resolution" means the resolution specified in Clause (3);

     "Preference Share" means a Share issued under Article 2.2.(b);

     "Redeemable Preference Shares" means a Preference Share which is specified in the Issue Resolution as being, or being at the option of the Company to be, liable to be redeemed;

     "Redemption Amount" means, in relation to a Redeemable Preference Share, the amount specified to be paid on redemption of the Redeemable Preference Share;

     "Redemption Date" means, in relation to a Redeemable Preference Share, the date specified in the Issue Resolution for the redemption of that Preference Share; and

     "Tax Act" means the Income Tax Assessment Act 1936 (Commonwealth).

(2)  Each Preference Share confers upon its holder:

     (a) the right in winding up to payment in cash of the capital (including any premium) then paid up on its and any arrears of dividend in respect thereof in priority to any other class of Shares;

     (b) the right in priority to any payment of dividend to any other class of Shares to a cumulative preferential dividend payable on each Dividend Date in relation to that Preference Share calculated in accordance with the Dividend Rate in relation to that Preference Share; and

     (c) no right to participate beyond the extent elsewhere specified in Clause (2) in surplus assets or prof its of the Company, whether in winding up or otherwise.

(3) The Board may only allot a Preference Share where by resolution it specifies the Dividend Date, the Dividend Rate, and whether the Preference Share is or is not, or at the option of the Company is to be, liable to be redeemed, and, if the Preference Share is a Redeemable Preference Share, the Redemption Amount and Redemption Date for that Redeemable Preference Share and any other terms and conditions to apply to that Preference Share.

(4) The Issue Resolution in establishing the Dividend Rate for a Preference Share may specify that the dividend is to be one of:

     (a)  fixed;

     (b) variable depending upon any variation of the respective values of any factors in an algebraic formula specified in the Issue Resolution;

     (c) variable depending upon such other factors, as the Board may specify in the Issue Resolution,

     and may also specify that the dividend is to be a Franked Dividend or not a Franked Dividend.

(5) Where the Issue Resolution specifies that the Dividend to be paid in respect of the Preference Share is to be a Franked Dividend the Issue Resolution may also specify:

     (a)  the extent to which such Dividend is to be franked; and

     (b) the consequences of any Dividend paid not being so franked, which may include a provision for an increase in the amount of the Dividend to such an extent or by reference to such factors as may be specified in the Issue Resolution .

(6) Subject to the Law, the Company must redeem a Redeemable Preference Share on issue:

     (a) on the specified date where the Company, not less than 21 days prior to that date, has given a notice to the holder of that Redeemable Preference Share stating that the Redeemable Preference Share will be so redeemed on the specified date; and

     (b)  in any event, on the Redemption Date

     but no Redeemable Preference Share may be redeemed and no notice of redemption may be given prior to the second anniversary of the date upon which that Redeemable Preference Share.

(7) The certificate issued by the Company in relation to any Preference Share, must specify in relation to that Preference Share:

     (a)  the date of issue of the Preference Share;

     (b) the Dividend Rate and Dividend Dates and in relation to that Preference Share;

     (c)  whether the Preference Share is a Redeemable Preference Share;

     (d) if the Preference Share is a Redeemable Preference Share, the Redemption Amount and Redemption Date in relation to that Redeemable Preference Share; and

     (e)  any other matter the Board considers desirable.

(8) Each Preference Share confers upon its holder the same rights as the holders of ordinary shares to receive notices, reports, accounts and balance sheets of the Company and to attend general meetings but does not confer upon its holder the right to vote at any general meeting of the Company unless either:

     (a) at the date of the notice convening the meeting any dividend payable in respect of the Preference Share is in arrears; or

     (b) the business of the meeting includes the consideration of the resolution for increasing or reducing the capital of the Company or for altering the Articles or for winding up the Company or any resolution directly or indirectly affecting any of the special rights or privileges attached to the Preference Shares, in which case the holder of that Preference Share is entitled to one vote in respect of that Preference Share on any such resolution.

(9) On redemption of a Redeemable Preference Share, the Company after the holder has surrendered to the Company the certificate in respect of that Redeemable Preference Share, must pay to the holder the Redemption Amount in cash, by cheque or in any other form that the holder agrees to in writing.

                                   SCHEDULE 2
                                   ----------

                          TOTAL ENERGY SYSTEM LIMITED
                          ---------------------------

                                   PROXY FORM
                                   ----------


I/We............................................................................
of..............................................................................
being a member/members of Total Energy Systems Limited hereby appoint.........................................................................
of..............................................................................
(or failing him/her) the chairman of the meeting as my/our proxy to vote for me/us and on my/our behalf at the Annual/Extraordinary General Meeting of the
Company to be hold on [         ] at [          ] a.m./p.m. and at any meeting
held subsequent and pursuant to an adjournment of that meeting.

DATED: ____________________
SIGNED: ___________________

                                   SCHEDULE 3
                                   ----------

                   FORM OF APPOINTMENT OF ALTERNATE DIRECTOR
                   -----------------------------------------


I, the undersigned, being a Director of Total Energy Systems Limited in exercise of the power given to me by the Articles of Association of that company, hereby
appoint [    insert name   ] of [         insert address          ] to act as
Alternate Director for me.  This appointment takes effect *immediately/*on [
insert date       ] and extends until *[      insert date     ]/*revoked by me.


DATED: ___________________

SIGNED:___________________

                                   SCHEDULE 4
                                   ----------

                               PRE-EMPTIVE RIGHTS
                               ------------------


1.   Interpretation

     In this Schedule, unless the context otherwise requires:

     "Acceptance Notice" means a notice given in accordance with Clause 7(b);

     "Acceptor" means a Non Seller who has given an Acceptance Notice;

     "Clause" means a clause of this Schedule;

     "Fair Value" means the price per share of the Sale Shares determined in accordance with Clause 5;

     "Non Seller" means a Member apart from the Vendor;

     "Proposed Transferee" means the person to whom the Vendor proposes to transfer the Sale Shares;

     "Sale Shares" means all the Shares owned by the Vendor of the Class proposed to be transferred to the Proposed Transferee;

     "Transfer Notice" means a notice complying with Clause 3;

     "Vendor" has the-meaning given by Clause 2.

2.   Sale Shares

     Subject to Article 7.4. a Member who proposes to transfer his Sale Shares (the "Vendor") must give a Transfer Notice to the Company addressed to the Directors in accordance with Clause 3.

3.   Transfer Notice

     A    Transfer Notice must specify:

     (a)  the name and address of the Proposed Transferee;

     (b)  the number and Class of the Sale Shares; and

     (c) the price and other terms and conditions upon which it is proposed the Sale Shares be transferred.

4.   Determination of Fair Value

     Upon receipt of the Transfer Notice the Board must:

     (a)  determine the Fair Value in accordance with Clause 5; and

     (b)  notify the Vendor thereof.

5.   Fair Value

     The "Fair Value" is the price per Share of the Sale Shares:

     (a)  as agreed between the Vendor and the Board;

     or, in default of agreement within 14 days,

     (b) as the Auditor or, failing him, the accountants of the Company, acting as an expert and not an arbitrator, determines to be the proper and appropriate value of the Sale Shares.

6.   Withdrawal of Transfer Notice

     The Vendor may, within 14 days of being notified of the Fair Value, by notice in writing to the Board, withdraw the Transfer Notice, but the Transfer Notice may not otherwise be withdrawn.

7.   Notice to Non Sellers

     Upon determination of the Fair Value, the Board must give a notice to each Non Seller:

     (a)  specifying;

          (i)    the number and Class of Sale Shares;

          (ii)   the Fair Value; and

          (iii) the terms and conditions (apart from the price) upon which the Vendor has proposed to transfer the Sale Shares, as specified in the Transfer Notice; and

     (b) notifying the Non Seller that he may, within 30 days (provided that the Transfer Notice is not withdrawn in the meantime), by notice in writing to the Board (the "Acceptance Notice") bind itself to purchase all or any part of the Sale Shares PROVIDED THAT if more than one Non Seller delivers an Acceptance Notice to the Board and the aggregate of the number of Shares specified in the Acceptance Notices exceeds the total number of Sale Shares, each Acceptor will only be entitled to purchase from the vendor and the Vendor will only be obliged to sell to each Acceptor that part of the Sale Shares that is proportionate to the Acceptor's current shareholding in the Company.

8.   Acceptance by Acceptor

     (a) Subject to Clause 8(b), upon delivery to the Board of an Acceptance Notice by or on behalf of an Acceptor, the Acceptor is bound to purchase from the Vendor and the Vendor is bound to sell to the Acceptor the Sale Shares for the Fair Value per Share and otherwise on the terms and conditions, so far as they are applicable, specified in Clause 3(c).

     (b) If the aggregate of the number of Shares specified in the Acceptance Notices exceeds the total number of Sale Shares, the Acceptor is only entitled and bound to purchase from the Vendor and the vendor is only bound to sell to the Acceptor that number of Sale Shares proportionate to the Acceptor's current shareholding in the Company.

9.   Sale to Proposed Transferee

     If upon the expiry of the 30 day period referred to in Clause 7(b), all or any part of the Sale Shares are not the subject of an Acceptance Notice, the Vendor may at any time within 90 days thereafter transfer to the Proposed Transferee that part of the Sale Shares not the subject of an Acceptance Notice at a price per Share not less than the Fair Value and otherwise on the terms and conditions specified in Clause 3(c).

10.  Terms of Sales

     Where pursuant to this Schedule a Member becomes bound to sell Shares to another Member or Members, subject to the contrary agreement of all Members, the sale must be completed within 30 days after delivery of the Acceptance Notice to the Board.

11.  Default

     If any Member defaults in an obligation to transfer Shares to another Member pursuant to this Schedule, the Board (or any Director appointed for the purpose by the Board) may act as the agent and attorney of the defaulting Member and may do all acts, and execute all instruments on behalf of the defaulting Member necessary to effect the transfer of the Shares.

Lodging party or agent name CARTER NEWELL
                            ----------------------------------------------------
Address      123 Eagle St Level 35
             -------------------------------------------------------------------
             Brisbane                                 postcode      4001
             -------------------------------------------------------------------
Telephone    (07) 835 3500
             -------------------------------------------------------------------
Facsimile    (07) 831 8080
             -------------------------------------------------------------------
DX number    231  suburb/city                   Brisbane
             -------------------------------------------------------------------

________________________________________________________________________________

Australian Securities Commission                          Form 205

Notification of                                       Corporations Law
Resolution                                            168(1), 171(2), 173(2),
                                                      256(1), 491(2)

________________________________________________________________________________

Company name TOTAL ENERGY SYSTEMS LIMITED
             -------------------------------------------------------------------
A.C.N. 010 876 150
       -------------------------------------------------------------------------

Subject(s) of the resolution                      Details of the resolution
Note    Changes listed below                      date of general meeting
        require a special                         (d/m/y) 20/8/93
                                                          -------
        resolutions.

382(1)  change of company                   [_]A  place of meeting _____________
        name

168(1)  change from public                  [_]B  office, floor, building
        company to                                name  3/rd/ Floor
                                                        ------------------------
        proprietary company

168(2)  change from                         [_]C  street number & name
        proprietary company                       172 Edward St.
                                                  ------------------------------
        to public company

167(1)  change from company                 [_]D  suburb/city Brisbane
                                                              ------------------
        limited by guarantee
        to company limited by                     state QLD  postcode 4000
                                                        ---           ----
        both shares and
        guarantee

167(1)  change from company                 [_]E  the resolution has been
        limited by shares to                           [X] passed
        company limited by                             [_] agreed to
        both shares and
        guarantee

167(1)  change from no-                     [_]F  type of resolution
        liability company to                                  [X] special
        company limited by                                    [_] ordinary
        shares

167(1)  change from limited                 [_]G  copy of the resolution is
        company to unlimited                      set out
        company                                        [_] below
                                                       [X] in the annexure
                                                  marked (A) of (2) pages
                                                         ---    ---

167(1)  change from unlimited               [_]H  The text of the resolution
        company to limited                        must be set out in clearly
        company                                   legible type.

172     alteration or                       [_]J
        omission of objects

176(1)  alteration to                       [X]K
        Articles of
        Association

1(1)    voluntary winding up                [_]L
        by members

491(1)  voluntary winding up                [_]M
        by creditors

205(10) acquisition of shares               [_]N

        alteration to
        memorandum

195     reduction of capital                [_]S

193     increase of capital                 [X]T

193     consolidation/convers               [_]W
        ion/subdivision/cance
        llation of shares

________________________________________________________________________________
SIGNATURE

This form must be signed by a director, secretary or principal executive officer
(PEO) or, in the case of a resolution for winding up, by the liquidator.

print name Stephen T. Gordon                         Capacity Secretary
           ------------------------                           ------------------

sign here /s/ Stephen T. Gordon                      Date 20/8/93
          -------------------------                       ----------------------

                                   RESOLUTION
                                   ----------


RESOLVED that the Memorandum and Articles of Association of TOTAL ENERGY SYSTEMS
--------                                                    --------------------
LIMITED be altered as follows:
-------

MEMORANDUM

 .    CLAUSE 3
     The words and figures ONE MILLION DOLLARS ($1,000,000.00) wherever it
                           -------------------
     appears in this clause shall be altered to TEN MILLION DOLLARS
                                                -------------------
     ($10,000,000.00).

ARTICLES

 .    DEFINITIONS

     -    the definition of subscription deed shall be deleted.

     - a new definition of "LSB Industries Inc." shall be inserted as follows:

               "LSB Industries Inc." means LSB Industries Inc., a company duly incorporated according to the laws of Delaware, USA having its registered office at 16 South Pennsylvania, Oklahoma City, Oklahoma USA.

 .    CLAUSE 2.1

     This clause shall be deleted and replaced with the following:

          "The shares of the company shall be under the complete control of the directors who may issue or otherwise dispose of the shares to such persons who as the Directors may think fit unless there are existing contracts to the contrary."

 .    CLAUSE 2.7

     Sub-clauses (a) to (d) of this clause shall be deleted and a new clause (a) inserted as follows:

          "(a) The capital of the company is divided into "A" class shares and "B" class shares."

     Sub-paragraph (e) shall be renumbered (b).

 .    CLAUSE 2.8

     This clause shall be deleted.

 .    CLAUSE 12.1

     The wording "four" in line 2 of this clause shall be replaced with the word "ten".

 .    CLAUSE 12.3

     The first two sentences of this clause shall be deleted and replaced with the following:

          "LSB Industries Inc. or any person nominated by it in writing for the purpose, shall have the right to appoint the directors of the company."

 .    CLAUSE 12.4

     The first sentence of this clause shall be deleted and replaced with the following:

          "LSB Industries Inc. or any person nominated by it for that purpose shall have the right to remove any director of the company."

 .    CLAUSE 18.2

     The word "two" in line 5 of this clause shall be deleted and replaced with the word "five". The material appearing after this word shall then be deleted and replaced with:

          "Resolutions of directors shall only be passed where a resolution has been agreed to by at least four directors."

 .    CLAUSE 18.5

     The current heading to clause 18.15 shall be replaced with "FURTHER PARTICULARS OF DOCUMENTS".

     A new paragraph (d) shall be added to clause 18.15 as follows:

          "(d) Facsimile documents and signatures are acceptable."

This is Annexure "A" to two pages referred to in Form 205 - Notification of Resolutions.


/s/  Stephen T. Gordon
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/s/  Stephen T. Gordon
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Secretary


Date:  20/8/93